Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-197672, 333-202903, 333-210241, 333-214555, 333-216745, and 333-217844) and on Form S-3 (File No. 333-206625) of Pfenex Inc. (the “Company”) of our report dated March 10, 2016 relating to the Company’s consolidated financial statements and financial statement schedule, which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ Haskell & White LLP

San Diego, California

March 15, 2018